UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2014 (August 5, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bill Brewer as Chief Financial Officer

On August 5, 2014, Bill Brewer was appointed to serve as the Chief Financial Officer of Education Realty Trust, Inc. (the “Company”), filling the vacancy created by Randall H. Brown’s resignation as the Company’s Chief Financial Officer. Mr. Brewer will report directly to Randall Churchey, the Company’s Chief Executive Officer. The appointment of Mr. Brewer as the Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding between him and any other person.

From 2007 to 2012, Mr. Brewer (age 51) served as executive vice president and the chief financial officer for Sedgwick Claims Management Services, Inc., a leading North American provider of technology-enabled claims and productivity management solutions. Prior to joining Sedgwick, Mr. Brewer spent twenty-four years with PricewaterhouseCoopers LLP, where he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types. Mr. Brewer received his bachelor’s degree in commerce and business administration from the University of Alabama and is a Certified Public Accountant (inactive).

As previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2014, J. Drew Koester, the Company’s Senior Vice President, Assistant Secretary and Chief Accounting Officer, was appointed to serve as the Company’s principal financial officer on an interim basis. Mr. Koester will continue to serve as the Company’s initial principal financial officer while Mr. Brewer is transitioning to his new position as the Company’s Chief Financial Officer, following which it is expected that Mr. Brewer will assume this role.

Employment Agreement with Mr. Brewer

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Brewer has entered into an executive employment agreement (the “Agreement”) with the Company. Pursuant to the Agreement, Mr. Brewer will serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The Agreement provides for a term of approximately three years and five months, commencing on August 5, 2014 and terminating on December 31, 2017. Mr. Brewer will be paid an initial annual base salary of $285,000 (the “Base Salary”), which may be adjusted annually at the discretion of the Company’s Compensation Committee. Mr. Brewer will also be eligible to receive an annual bonus targeted at a percentage of Base Salary as determined from time to time by the Company’s Compensation Committee if, as determined by the Compensation Committee in its sole discretion, Mr. Brewer meets certain criteria established from year to year by the Compensation Committee. Additionally, for the 2014 fiscal year, Mr. Brewer will receive a guaranteed bonus of $100,000.

The Agreement contain certain obligations of the Company arising after a termination of employment or a “Change of Control” (as defined in the Agreement) in the Company, including, but not limited to, the requirements that (i) in the event of a “Change of Control,” all outstanding unvested equity-based awards granted shall vest and become immediately exercisable and unrestricted, (ii) the Company make certain payments only after the expiration of the “Severance Delay Period” (as defined in the Agreement) and (iii) the Company pay a transition lump sum severance payment of $10,000.

If Mr. Brewer’s employment is terminated by the Company for Cause, or by Mr. Brewer without Good Reason or due to the death or Disability of Mr. Brewer, he will be entitled to post-termination benefits, including the payment for all accrued but unpaid wages, based on his then-current Base Salary through the termination date. In the event Mr. Brewer is terminated without Cause or he resigns for Good Reason within one year after a Change of Control, he will be entitled to a separation payment equal to two times the sum of his then current Base Salary and his average Bonus for the two-year period prior to the Change of Control. Mr. Brewer will be subject to a non-competition covenant for one year after his employment with the Company ends.

The Agreement provides that any compensation paid to Mr. Brewer, including, but not limited to, equity compensation, may be subject to forfeiture or repayment to the Company in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and/or any clawback policy of the Company. The Agreement also contains certain provisions to ensure their compliance with the requirements of, and the Treasury Regulations promulgated under, Section 409A of the Code.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Grant of Restricted Stock Award to Mr. Brewer

In connection with his appointment as the Company’s Chief Financial Officer, the Board approved an award to Mr. Brewer of 3,600 shares of restricted common stock of the Company (the “Award”). The restrictions on the shares subject to the Award will lapse ratably over three years as long as Mr. Brewer remains employed by the Company. The Award was awarded pursuant and subject to the terms of the Company’s 2014 Long-Term Incentive Plan.

The foregoing description of the Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Award, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 4, 2014, the Company issued a press release announcing the appointment of Mr. Brewer as the Company’s Chief Financial Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Education Realty Trust, Inc. and Bill Brewer
10.2	Restricted Stock Award Agreement between Education Realty Trust, Inc. and Bill Brewer
99.1	Press Release dated August 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: August 8, 2014	By:	/s/Randall L. Churchey
Randall L. Churchey Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement between Education Realty Trust, Inc. and Bill Brewer
10.2	Restricted Stock Award Agreement between Education Realty Trust, Inc. and Bill Brewer
99.1	Press Release dated August 4, 2014